ORANGE AND ROCKLAND UTILITIES, INC. AND SUBSIDIARIES

                                    Subsidiaries

                                     Exhibit 21







                                                       State of
Parent and Subsidiary*                              Incorporation

Orange and Rockland Utilities, Inc.                   New York

  Rockland Electric Company                           New Jersey

    Saddle River Holdings Corp.                       Delaware

      Atlantic Morris Broadcasting, Inc.--            Delaware
      doing business under the names WKOJ (FM), WALL (FM), WKTU (FM), WABT (FM), WCSO (FM) and WLPZ (AM).

      NORSTAR Holdings, Inc.                          Delaware
      (Formerly O&R Energy, Inc.)

        NORSTAR Management, Inc.                      Delaware
        Millbrook Holdings, Inc.                      Delaware

  Pike County Light & Power Company                   Pennsylvania

  Clove Development Corporation                       New York

  O&R Energy Development, Inc.                        Delaware

  O&R Development, Inc.                               Delaware







*Each level of indentation represents subsidiary status of the company under which it is immediately indented.


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